     COUNTERPATH GRANTED KEY PATENT TO
ASSIGNING SINGLE-NUMBER IDENTITY ACROSS
MULTIPLE DEVICES AND NETWORKS

Patent enables CounterPath customers the ability to use the same identity across wireline and wireless networks

Vancouver, Canada – September 28, 2010 – CounterPath Corporation (TSX-V: CCV; OTCBB: CPAH), an award-winning provider of desktop and mobile voice over Internet protocol (VoIP) software solutions, today announced the granting of patent number 7,804,821 by the U.S. Patent and Trademark Office. The new patent extends CounterPath’s portfolio of patents and exclusive licenses covering its fixed-mobile convergence (FMC) solutions.

This patent, entitled “Circuit Switched Cellular Network to Internet Calling with Internet Antennas” is the latest patent granted in CounterPath’s intellectual property portfolio and covers the assigning of single identity to multiple devices and how to route the communication services to those devices sharing single identity.

This patent design gives end users the flexibility to choose between devices based on their needs, preferences and their current location, while maintaining the same phone ID so that other users and services can easily reach them. For example, in the wireless scenario, the end user could configure their mobile service to automatically switch the call to a home phone, office phone, or VoIP softphone to avoid using cellular minutes or for more convenient sending and receiving of text messages. For wireline operators, their end-users are able to move calls and messaging applications to the mobile network only when needed, thus reducing overall mobile spend.

“We are increasingly seeing the market importance of operators moving their subscriber's identity seamlessly between wireline and wireless networks. This patent builds upon our previous convergence-centric patents by enabling intelligence network selection based on location information”, says Donovan Jones, President and CEO of CounterPath. "This has many benefits for operators and end-users. As an example, by knowing the location of mobile towers we can automatically turn on Wi-Fi when arriving at the home or office, thus saving precious battery life on the mobile phone. Capabilities such as this are what make the end-user experience so powerful.”

With this patent grant CounterPath’s IPR portfolio now includes 24 patents, patent applications and exclusive patent rights, expanding the protection available to service providers, both fixed and mobile, enterprises and OEMs that acquire and develop products and services based on CounterPath solutions.

CounterPath Granted Key Patent to Assigning Single-Number Identity Across Multiple Devices and Networks

CounterPath’s FMC solutions include the Messaging, Network and Enterprise Convergence Gateways and the NomadicPBX. Each provides seamless, converged mobile identity and presence availability on all SIP-based hard and soft devices enabling a call placed to a mobile number to also ring and be answered on a softphone such as Bria 3 from CounterPath or an IP hardphone. True Find Me/Follow Me, Simultaneous Ringing, desktop SMS and Wi-Fi based calling are all made possible through the wireline or wireless networks.

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About CounterPath
CounterPath Corporation is an award-winning provider of innovative desktop and mobile VoIP and video software products and solutions. The company’s product suite includes SIP-based softphones, server applications and Fixed Mobile Convergence (FMC) solutions that enable service providers, enterprises and Original Equipment Manufacturers (OEM) to cost-effectively integrate voice, video, presence and Instant Messaging (IM) applications into their VoIP offerings and extend functionality across both fixed and mobile networks.

CounterPath’s customers include some of the world's largest telecommunications service providers and network equipment providers including AT&T, Verizon, BT (British Telecommunications PLC), Deutsche Telekom, Cisco Systems, and Mitel.

For more information please visit www.counterpath.com.

Disclaimer: Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

CounterPath Media and Analyst Relations
Megan Hyde
540.239.8386
mhyde@comunicano.com